Exhibit 3.2

FIFTH AMENDED AND RESTATED BYLAWS
OF
ITC HOLDINGS CORP.
(THE “CORPORATION”)
ARTICLE I
OFFICES
1.01    Principal Office. The principal office of the Corporation shall be at such place as the board of directors shall from time to time determine.
1.02    Other Offices. The Corporation also may have offices at such other places as the board of directors from time to time determines or the business of the Corporation requires.
ARTICLE II
SEAL
2.01    Seal. The Corporation may have a seal in the form that the board of directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed or otherwise reproduced. Documents otherwise properly executed on behalf of the corporation shall be valid and binding upon the corporation without a seal whether or not one is in fact designated by the board of directors.
ARTICLE III
CAPITAL STOCK
3.01    Issuance of Shares. The shares of capital stock of the Corporation shall be issued in the amounts, at the times, for the consideration, and on the terms and conditions that the board of directors shall deem advisable, subject to the articles of incorporation and any requirements of the laws of the state of Michigan.
3.02    Certificates for Shares. The certificated shares of the Corporation shall be represented by certificates signed by the chairperson of the board of directors, the president, or a vice president, and also may be signed by the treasurer, assistant treasurer, secretary, or assistant secretary, and may be sealed with the seal of the Corporation, if any, or a facsimile of it. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issuance. A certificate representing shares shall state on its face that the Corporation is formed under the laws of the state of Michigan and shall also state the name of the person to whom it is issued, the number and class of shares and the designation of the series, if any, that the certificate represents, and any other provisions that may be required by the laws of the state of Michigan. Notwithstanding the foregoing, the board of directors may authorize the issuance of some or all of the shares without certificates to the fullest extent permitted by law. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by applicable law.
3.03    Transfer of Shares. The certificated shares of the capital stock of the Corporation are transferable only on the books of the Corporation upon surrender of the certificate for the shares, properly endorsed for transfer, and the presentation of the evidences of ownership and validity of the assignment that the Corporation may require. Transfers of uncertificated shares shall be made by such evidence of ownership and validity as the Corporation or its agents may reasonably require.
3.04    Registered Shareholders. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner of it for the purpose of dividends, other distributions, recapitalizations, mergers, plans of share exchange, reorganizations and liquidations, for the purpose of votes, approvals and consents by shareholders, for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in the shares by any other person, whether or not the Corporation shall have notice of it, except as expressly required by the laws of the state of Michigan.
3.05    Lost or Destroyed Certificates. On the presentation to the Corporation of a proper affidavit attesting to the loss, destruction, or mutilation of any certificate or certificates for shares of stock of the Corporation and such other evidence as the Corporation or its transfer agent may require, the board of directors, or any officer to whom authority is delegated, shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed, or mutilated. The Corporation may require as a condition precedent to the issuance of new certificates a bond or agreement of indemnity, in the form and amount and with or without sureties, as the board of directors, or any officer to whom authority is delegated, may direct or approve.
3.06    Transfer Agents and Registrars. The board of directors may, in its discretion, appoint one or more banks or trust companies as the board of directors may deem advisable, from time to time, to act as transfer agents and registrars of the shares of the Corporation; and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.
ARTICLE IV
SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS
4.01    Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation or at any other place that shall be determined by the board of directors and stated in the meeting notice or, at the direction of the board of directors to the extent permitted by applicable law, may be held by remote communication if stated in the meeting notice. The board of directors may allow participation at any meeting of shareholders by remote communication.
4.02    Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at such time as the board of directors may select. Directors shall be elected at each annual meeting and such other business transacted as may come before the meeting. The board of directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of shareholders. Any annual meeting of shareholders may be adjourned by the person presiding at the meeting or pursuant to a resolution of the board of directors.
4.03    Special Meetings.
(a)    Special meetings of shareholders may be called by (1) the board of directors, (2) the chairperson of the board of directors (if the office is filled) or (3) the president, and shall be called by the president or the secretary under the circumstances provided in Section 4.03(b).

(b)    A special meeting of shareholders shall be called if one or more requests for a special meeting (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) are signed by shareholders of record that are not Market Participants (as defined in the articles of incorporation) (each a “Requesting Person”) who own of record at least twenty-five percent (25%) of the outstanding shares of common stock of the Corporation entitled to vote at such meeting (the “Minimum Ownership”) and have a combined Net Long Beneficial Ownership (as defined below) of at least the Minimum Ownership continuously held for at least one year, and are delivered in proper form as required by this Section 4.03 to the secretary at the corporation’s principal executive offices. Only Requesting Persons who are shareholders of record and who are not Market Participants at the time the related Special Meeting Request is delivered shall be entitled to sign a Special Meeting Request.
(c)    In determining whether a special meeting has been properly requested by Requesting Persons that have a combined Net Long Beneficial Ownership of at least the Minimum Ownership continuously held for at least one year, multiple Special Meeting Requests delivered to the secretary will be considered together only if (i) each Special Meeting Request identifies the same matter(s) proposed to be acted on at the special meeting (in each case as determined in good faith by the board), and (ii) such Special Meeting Requests have been dated and delivered to the secretary within sixty (60) days of the earliest dated Special Meeting Request. To be in proper form, such Special Meeting Request(s) shall: (1) be in writing and signed by such Requesting Person, or a duly authorized agent; (2) state the name and address of such Requesting Person and, if such Requesting Person is a record holder holding shares of the Corporation’s common stock on behalf of a beneficial holder who has directed it to make the Special Meeting Request, the name and address of such beneficial holder (each, a “Related Beneficial Owner”); (3) state the number of shares of the Corporation's common stock owned beneficially and of record by the Requesting Person and by any Related Beneficial Owner and attach reasonably reliable documentary evidence of such ownership as of the date the Special Meeting Request is received by the secretary and that the Requesting Person and any Related Beneficial Owner have maintained such ownership continuously for at least one year; (4) certify that neither the Requesting Person nor any Related Beneficial Owner is a Market Participant; (5) include the information required by Section 4.11 of these bylaws; and (6) acknowledge that any reduction in such Requesting Person’s or Related Beneficial Owner’s Net Long Beneficial Ownership with respect to which a Special Meeting Request relates following the delivery of such Special Meeting Request to the secretary shall constitute a revocation of such Special Meeting Request to the extent of such reduction. The information required in the foregoing sentence shall be updated in writing by the Requesting Persons so that it is true and correct as of the record date and as of the date that is ten 10 business days prior to the special meeting (or any adjournment or postponement thereof) by delivering any such updated information to the secretary not later than two (2) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). “Net Long Beneficial Ownership” shall mean those shares of common stock of the Corporation as to which the Requesting Person or the Related Beneficial Owner, as applicable, possesses (i) the sole power to vote or direct the voting, (ii) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss), and (iii) the sole power to dispose of or direct the disposition; provided that the number of shares calculated in accordance with clauses (i), (ii) and (iii) shall not include any “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) that is, directly or indirectly, held or maintained by such Requesting Person or Related Beneficial Owner with respect to any shares of any class or series of shares of the Corporation.
(d)    A special meeting requested by shareholders shall be held at such date, time and place as may be fixed by the board not later than ninety (90) days after receipt by the secretary of Shareholder

Meeting Requests in proper form from the holders of the Minimum Ownership threshold. However, a Special Meeting Request may be disregarded by the president and secretary for purposes of Section 4.03(b) if (1) the board has called or calls for an annual or special meeting of shareholders and the purposes of such annual meeting include the purpose specified in the request; (2) the request is received within ninety (90) days prior to the one year anniversary of the prior year’s annual meeting of shareholders; (3) a shareholders meeting was held not more than 120 days before the request to call the special meeting was received which included an item of business that is substantially similar to an item of business specified in the Special Meeting Request (for purposes of this clause (3), the nomination, election or removal of directors shall be deemed “an item of business that is substantially similar” with respect to all items of business involving the nomination, election or removal of directors, the changing of the size of the board of directors and the filling of vacancies and/or newly created directorships); (4) the request is not in proper form; (5) notice of the matter or matters to be brought before the meeting was not properly given pursuant to these bylaws; (6) the business specified in the Special Meeting Request is not a proper subject for shareholder action under applicable law; or (7) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended, or other applicable law. A Requesting Person may revoke its Special Meeting Request at any time by delivering a written revocation to the secretary. If, following such revocation, or any deemed revocation as a result of any reduction in a Requesting Person’s or Related Beneficial Owner’s Net Long Beneficial Ownership with respect to which a Special Meeting Request relates following which the Requesting Persons have a Net Long Beneficial Ownership in the aggregate less than the Minimum Ownership threshold at any time prior to the meeting, the board of directors, in its discretion, may cancel the special meeting.
(e)    Business transacted at a special meeting of shareholders shall be limited to the purposes stated in the shareholders’ request for such special meeting, if any, and such matters as the board, chairperson or president may determine to submit to shareholders at such meeting. Nothing in this Section 4.03 shall be deemed to modify or supersede, in whole or in part, the requirements of Section 4.11 or any other provision of these bylaws with respect to matters to be brought before or transacted at the special meeting by shareholders. For the avoidance of doubt, in accordance with Section 4.11, if a Requesting Person or a Requesting Person’s duly qualified representative does not attend the meeting and present to the meeting the item or items of business set forth in the Special Meeting Request, the chair may determine that such item or items of business have not been properly brought before the meeting and, in such case, such item or items shall not be voted upon regardless of whether proxies have been solicited in connection therewith.
4.04    Notice of Meetings. Except as otherwise provided by statute, written notice of the time, place, if any, and purposes of a shareholders meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting, either personally or by mailing the notice to his or her last address as it appears on the books of the Corporation, or by a form of electronic transmission to which the shareholder has consented. The notice shall include notice of proposals from shareholders that are proper subjects for shareholder action and are intended to be presented by shareholders who have so notified the Corporation in accordance with applicable law. If a shareholder may be present and vote at the meeting by remote communication, the means of remote communication allowed shall be included in the notice. No notice need be given of an adjourned meeting of the shareholders provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting the only business to be transacted is business that might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to notice on the new record date as provided in this bylaw.

4.05    Record Dates. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of the meeting or to express consent to or to dissent from a proposal without a meeting; for the purpose of determining shareholders entitled to receive payment of a dividend or an allotment of a right; or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action. In such case only the shareholders that shall be shareholders of record on the date so fixed and that are entitled to vote with respect to the matters to be considered at such meeting shall be entitled to notice of and to vote at the meeting or an adjournment of the meeting or to express consent to or to dissent from the proposal; to receive payment of the dividend or the allotment of rights; or to participate in any other action, notwithstanding any transfer of any stock on the books of the Corporation, after any such record date. If a record date is not fixed, (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the date next preceding the date on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any purpose other than that specified in item (a) shall be the close of business on the day on which the resolution of the board of directors relating thereto is adopted. Nothing in this bylaw shall affect the rights of a shareholder and his or her transferee or transferor as between themselves.
4.06    List of Shareholders. The secretary or the agent of the Corporation having charge of the stock transfer records for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment of it. The list shall be arranged alphabetically within each class and series and include the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to inspection by any shareholder during the whole time of the meeting; and be prima facie evidence of which shareholders are entitled to examine the list or vote at the meeting. If the meeting is held solely by means of remote communication, the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.
4.07    Quorum; Adjournment; Attendance by Remote Communication.
(a)    Unless a greater or lesser quorum is required in the articles of incorporation or by the laws of the state of Michigan, the shareholders present at a meeting in person or by proxy who, as of the record date for the meeting, were holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting, shall constitute a quorum at the meeting. When the holders of a class or series of shares are entitled to vote separately on an item of business, this bylaw applies in determining the presence of a quorum of the class or series for transacting the item of business. The shareholders present, in person or by proxy, at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to have less than a quorum.
(b)    Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy.
(c)    Subject to any guidelines and procedures adopted by the board of directors, shareholders and proxy holders not physically present at a meeting of shareholders may participate in the meeting by means of remote communication, are considered present in person for all relevant purposes, and may vote at the meeting if all of the following conditions are satisfied: (1) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (2) the Corporation implements reasonable measures to provide each shareholder and proxy holder with a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings, and (3) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation.
(d)    A shareholder or proxy holder may be present and vote at the adjourned meeting by means of remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice.
4.08    Proxies. A shareholder entitled to vote at a shareholders meeting or to express consent or to dissent without a meeting may authorize other persons to act for the shareholder by proxy. A proxy shall be in writing and shall be signed by the shareholder or the shareholder’s authorized agent or representative or shall be transmitted electronically to the person who will hold the proxy or to an agent fully authorized by the person who will hold the proxy to receive that transmission and include or be accompanied by information from which it can be determined that the electronic transmission was authorized by the shareholder. A complete copy, fax, or other reliable reproduction of the proxy may be substituted or used in lieu of the original proxy for any purpose for which the original could be used. A proxy shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the state of Michigan.
4.09    Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless the articles of incorporation provide otherwise. Votes may be cast orally or in writing, but if more than 25 shareholders of record are entitled to vote, then votes shall be cast in writing signed by the shareholder or the shareholder’s proxy. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on it, unless a greater vote is required by the articles of incorporation or by the laws of the state of Michigan. Except as otherwise provided by the articles of incorporation, directors shall be elected by a plurality of the votes cast by holders of common stock of the Corporation at any election.
4.10    Conduct of Meeting. At each meeting of shareholders, a chair shall preside. In the absence of a specific selection by the board of directors, the chair shall be the Chairperson of the board of directors as provided in Section 8.01. The chair shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting which are fair to shareholders. The chair of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted.
4.11    Advance Notice Provisions for Shareholder Business and Nominations.
(a)    Director Nominations.
(1)    Only persons who are nominated in accordance with the procedures set forth in this Section 4.11(a) shall be eligible to serve as directors of the Corporation. Nominations of persons for election to the board of directors may be made at an annual or special meeting of shareholders (i) by or at the direction of the board of directors or any duly authorized committee thereof (including, without limitation, by making reference to the nominees in the proxy statement delivered to shareholders on behalf of the board of directors), or (ii) by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice provided for in this Section 4.11(a) and at the time of the shareholders meeting, who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 4.11(a), who attends, or whose duly qualified representative attends, the meeting and makes such nomination(s) and, in the case of nominations for election at a special meeting, only if the board of directors or a court has first determined that directors are to be elected at such meeting. Unless otherwise provided in the Corporation’s articles of incorporation, Section 4.11(a)(1)(ii) shall be the exclusive means for a shareholder to propose or make any nomination of a person or persons for election to the board to be considered by the shareholders at an annual meeting or special meeting.
(2)    Except as may be otherwise required by law, for nominations to be made by a shareholder at an annual meeting or, if the board of directors has first determined that directors are to be elected at a special meeting, at a special meeting, the shareholder must (i) provide Timely Notice thereof in writing and in proper form (as provided in Section 4.11(a)(3)) to the secretary of the Corporation at the Corporation’s principal office and (ii) provide any updates or supplements to such notice at the times and in the form required by Section 4.11(c).
(3)    To be in proper form for purposes of this Section 4.11(a), a shareholder’s notice must set forth the following information:
(i)    as to each person whom the shareholder proposes to nominate for election or reelection as a director (A) all information relating to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 4.11 if such proposed nominee were a Proposing Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 under the Exchange Act and the rules and regulations thereunder (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, arrangements or understandings between or among any Proposing Person and each proposed nominee, and his or her respective affiliates and associates, and (D) an undertaking from each such person to be nominated that, if elected to the board of directors, they will comply with all corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines and other policies of the Corporation that are generally applicable from time to time to directors who are not employees of the Corporation;
(ii)    as to each Proposing Person, (A) the name and address of such Proposing Person and, as to the shareholder providing the notice, such name and address as they appear on the Corporation’s books, (B) a statement describing and quantifying in reasonable detail any Material Ownership Interests, (C) the amount of any equity securities beneficially owned (as defined in Rule 13d-3 (or any successor thereof) under the Exchange Act) in any direct competitor of the Corporation or its operating subsidiaries if such ownership by the nominee(s) and the Proposing Persons, in the aggregate, beneficially own 5% or more of the class of equity securities, and (D) whether the Proposing Person intends to solicit proxies from shareholders in support of such nominee(s); and
(iii)    a representation that the shareholder providing the notice intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice.
(4)    The shareholder providing the notice shall furnish such other information as may reasonably be requested by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such nominee.

(5)    Notwithstanding anything in the Timely Notice requirement in Section 4.11(a)(2) to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or, in the alternative, specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting of shareholders, a shareholder’s notice required by this Section 4.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation.
(b)    Other Business.
(1)    At any annual or special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a shareholders meeting, business (except as provided in the next sentence), must be (A) specified in the notice of meeting given by or at the direction of the board of directors (or any duly authorized committee thereof), (B) brought before the meeting by or at the direction of the board of directors, the chairperson or the president, or (C) otherwise properly brought by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice provided for in this Section and at the time of the meeting of shareholders, who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 4.11(b) and who attends, or whose duly qualified representative attends, the meeting and presents such business to the meeting. Except (i) for proposals made in accordance with the procedures and conditions set forth in Rule 14a-8 (or any successor thereof) under the Exchange Act and included in the notice of meeting and proxy statement given by or at the direction of the board of directors (or any duly authorized committee thereof), (ii) for director nominations (which shall be governed by Section 4.11(a)) and (iii) as otherwise required by applicable law, this Section 4.11(b) shall be the exclusive means for a shareholder to propose business to be brought before any meeting of shareholders.
(2)    Except as may be otherwise required by law, for business to be properly brought before an annual or special meeting by a shareholder or shareholders pursuant to this Section 4.11(b), (i) the business must otherwise be a proper matter for shareholder action under applicable law and (ii) the shareholder must (A) provide Timely Notice thereof in writing and in proper form to the secretary of the Corporation at the Corporation’s principal office and (B) provide any updates or supplements to such notice at the times and in the form required by Section 4.11(c).
(3)    To be in proper form for purposes of this Section 4.11(b), a shareholder's notice shall set forth the following information:
(i)    a brief description of the business desired to be brought before the meeting (including the text of any resolutions or bylaw amendments proposed for consideration) and the reasons for conducting such business at the meeting;
(ii)    all information relating to such proposed business that is required to be included in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 under the Exchange Act and the rules and regulations thereunder in connection with the meeting at which such proposed business is to be acted upon;
(iii)    a brief description of any material interest in such business of each Proposing Person and a brief description of all agreements, arrangements and understandings between such

Proposing Person and any other person or persons (including their names) in connection with the proposal of such business;
(iv)    as to each Proposing Person, (A) the name and address of such Proposing Person and, as to the shareholder providing the notice, such name and address as they appear on the Corporation’s books, (B) a statement describing and quantifying in reasonable detail any Material Ownership Interests, and (C) whether the Proposing Person intends to solicit proxies from shareholders in support of such business; and
(v)    a representation that the shareholder providing the notice intends to appear in person or by proxy at the meeting to propose the business identified in the shareholder’s notice.
(c)    Requirement to Update Information. A shareholder providing any notice as provided in Section 4.11(a) or (b) shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 4.11(a) or 4.11(b), as applicable, shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting date or any adjournment or postponement thereof, and such update and supplement shall be delivered to or otherwise received by the secretary at the principal executive offices of the Corporation not later than two (2) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(d)    Determination of Improperly Brought Nomination or Business. The chairperson of the meeting shall, if the facts so warrant, determine and declare to the meeting that one or more nominations or other business was not properly brought before the meeting in accordance with the provisions of this Section 4.11 and, if the chairperson should so determine, the chairperson shall so declare to the meeting and any such defective nomination shall be disregarded and any such improperly brought business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(e)    Definitions. As used in this Section 4.11, the following terms have the meanings ascribed to them below.
(1)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(2)    “Material Ownership Interests” means (i) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially (as defined in Rule 13d-3 (or any successor thereof) under the Exchange Act) and of record by such Proposing Person, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation (a “Derivative Instrument”) directly or indirectly owned beneficially by such Proposing Person, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proposing Person has a right to vote any shares of any security of the Corporation, (iv) any short interest beneficially owned or held by such Proposing Person in any security of the Corporation, (v) any rights to dividends on the shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a (A) limited liability company in which the Proposing Person is a member or, directly or indirectly, beneficially owns an interest in a member, or (B) general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (vii) any performance related fees (other than an asset-based fee) to which such Proposing Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice.
(3)    “Proposing Person” means (i) the shareholder providing the notice of the nomination or business proposed to be made or presented at the meeting, (ii) the beneficial owner, if different, on whose behalf the nomination or business proposed to be made or presented at the meeting is made, (iii) any affiliate or associate of such beneficial owner (as such terms are defined in Rule 12b-2 (or any successor thereof) under the Exchange Act), and (iv) any other person with whom such shareholder or such beneficial owner (or any of their respective affiliates or associates) is acting in concert.
(4)    "Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Prime Newswire, Marketwire, PR Newswire or comparable news service or in a document furnished to or filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and publicly available.
(5)    “Timely Notice.”
(i)    With respect to an annual meeting, a notice is a Timely Notice if it (A) is delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the preceding year's annual meeting, and (B) contains all of the information required to be contained therein by the applicable provisions of this Section 4.11; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date or if the Corporation did not hold an annual meeting in the preceding fiscal year, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the tenth day following the day on which a Public Announcement of the date of such meeting is first made by the Corporation.
(ii)    With respect to a special meeting, a notice is a Timely Notice if it (A) (I) is delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if later, the tenth day following the day on which a Public Announcement is first made of the date of the special meeting, or (II) is delivered at the time a request for a special meeting is submitted in proper form to the secretary by Requesting Persons with the requisite ownership in accordance with Section 4.03 of these bylaws, if the special meeting is called at the request of shareholders and (B) contains all of the information required to be contained therein by the applicable provisions of Section 4.03 and this Section 4.11.
(iii)    In no event shall the public announcement of a postponement or adjournment of an annual or special meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above.
(f)    Compliance With Applicable Law. Notwithstanding the foregoing provisions of this Section 4.11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor thereof) under the Exchange Act, or

(ii) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the articles of incorporation.
4.12    Inspectors of Election. The board of directors, or the chair presiding at any shareholders meeting, may appoint one or more inspectors. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.
ARTICLE V
DIRECTORS
5.01    Number and Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of a board of not less than two (2) nor more than twelve (12) directors as shall be fixed from time to time by the board of directors. The directors need not be residents of Michigan or shareholders of the Corporation. No person shall be eligible to be nominated for election as a director (or for appointment by the board of directors to fill a vacancy or new directorship on the board of directors) unless such person shall have agreed in writing to comply with all corporate governance, conflict of interest, confidentiality, stock ownership and trading policies and guidelines and other policies of the Corporation that are from time to time generally applicable to directors.
5.02    Election, Resignation, and Removal. Unless otherwise provided in the articles of incorporation, directors shall be elected at each annual shareholders meeting, each director to hold office until the next annual shareholders meeting and until the director’s successor is elected and qualified, or until the director’s resignation or removal. Unless otherwise provided in the articles of incorporation, a director may resign by written notice to the Corporation. The resignation is effective on its receipt by the Corporation or at a subsequent time as set forth in the notice of resignation. A director or the entire board of directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors. Cause for removal is defined as any director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year.
5.03    Vacancies. Vacancies in the board of directors occurring by reason of death, resignation, removal, increase in the number of directors, or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, unless filled by proper action of the shareholders of the Corporation. Unless otherwise provided in the articles of incorporation or elsewhere in these bylaws, each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs.
5.04    Annual Meeting. The board of directors shall meet each year immediately before or after the annual meeting of the shareholders, or within three days of such time, excluding Sundays and legal holidays, if the later time is deemed advisable, at the place where the shareholders meeting has been held or any other place that the board of directors may determine or by remote communication, for the purpose of electing officers and considering such business that may properly be brought before the meeting; provided that, if less than a majority of the directors appear for an annual meeting of the board of directors, the holding of the annual meeting shall not be required and the matters that might have been taken up in it may be taken up at any later regular, special or annual meeting, or by consent resolution.
5.05    Regular and Special Meetings. Regular meetings of the board of directors may be held at the times and places (or by remote communication) that the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors; provided that the board of directors shall meet no fewer than once per fiscal quarter. Special meetings of the board of directors may be called by the chairperson of the board of directors (if the office is filled) or the president, and shall be called by the president or secretary on the written request of any two directors.
5.06    Notices. No notice shall be required for annual or regular meetings of the board of directors or for adjourned meetings, whether regular or special. Three days written notice, 24-hour telephonic notice, or 24-hour notice by electronic communication shall be given for special meetings of the board of directors, and the notice shall state the time, place, and purpose or purposes of the meeting.
5.07    Quorum. A majority of the board of directors then in office, or of the members of a board committee, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum constitutes the action of the board of directors or of the committee, except when a larger vote may be required by the laws of the state of Michigan. A member of the board of directors or of a committee designated by the board of directors may participate in a meeting by conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with each other. Participation in a meeting in this manner constitutes presence in person at the meeting.
5.08    Dissents. A director who is present at a meeting of the board of directors, or a board committee of which the director is a member, at which action on a corporate matter is taken, is presumed to have concurred in that action unless the director’s dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment of it or forwards the dissent by registered mail to the secretary of the Corporation promptly after the adjournment of the meeting. The right to dissent does not apply to a director who voted in favor of the action. A director who is absent from a meeting of the board of directors or a board committee of which the director is a member, at which any such action is taken, is presumed to have concurred in the action unless he or she files a written dissent with the secretary within a reasonable time after the director has knowledge of the action.
5.09    Compensation. The board of directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors, committee members or officers. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
5.10    Executive and Other Committees. The board of directors may, by resolution passed by a majority of the whole board of directors, appoint three or more members of the board of directors as an executive committee to exercise all powers and authorities of the board of directors in managing the business and affairs of the Corporation, except that the executive committee shall not have power or authority to (a) amend the articles of incorporation, except that a committee may prescribe the relative rights and preferences of the shares of a series if the articles of incorporation authorize the board of directors to do so; (b) adopt an agreement of merger or plan of share exchange; (c) recommend to shareholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets; (d) recommend to shareholders a dissolution of the Corporation or revocation of a dissolution; (e) amend these bylaws; (f) fill vacancies in the board of directors; or (g) unless expressly authorized by resolution of the board of directors, declare a dividend or authorize the issuance of stock.
The board of directors from time to time may, by like resolution, appoint any other committees of one or more directors to have the authority that shall be specified by the board of directors in the resolution making the appointments, subject to the limitations imposed in clauses (a) through (g) of the preceding paragraph. Committees and committee members serve as such at the pleasure of the board of directors. The board of directors may designate one or more directors as alternate members of any committee to replace an absent or disqualified member at any committee meeting.
5.11    Retirement Policy. The board of directors does not believe it should establish term limits other than the current annual terms of office. However, if the board of directors believes it is necessary that a director should not stand for reelection due to his or her age, the board of directors, through resolution, may act on establishing the appropriate term limit for the particular director.
5.12    Action Without a Meeting. Any action required or permitted at any meeting of directors or a committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the directors or committee members entitled to vote on it consent to it in writing or, to the extent permitted by law, by electronic transmission, before or after the action is taken. Such consents shall be filed with the minutes of the proceedings of the board of directors or committee, as applicable.
ARTICLE VI
NOTICES AND WAIVERS OF NOTICE
6.01    Notices. All notices of meetings required to be given to shareholders, directors, or any committee of directors may be given personally or by mail, telecopy, or electronic transmission to any shareholder, director, or committee member at his or her last address as it appears on the books of the Corporation or by electronic transmission, but in the case of shareholders if notice is to be given by electronic transmission, only in the form consented to by the shareholder. The notice shall be deemed to be given at the time it is mailed or otherwise dispatched or, if given by electronic transmission, when electronically transmitted to the person entitled to the notice, but in the case of shareholders only if sent in a manner authorized by the shareholder. Telephonic notice may be given for special meetings of the board of directors as provided in Section 5.06.
6.02    Waiver of Notice. Notice of the time, place, and purpose of any meeting of shareholders, directors, or a committee of directors may be waived by telecopy or other writing, or by electronic transmission, either before or after the meeting, or in any other manner that may be permitted by the laws of the state of Michigan. Attendance of a person at any shareholders meeting, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except as follows:
(a)     In the case of a shareholder, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or unless with respect to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, the shareholder objects to considering the matter when it is presented; or
(b)    In the case of a director, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

A shareholder’s attendance at a meeting of shareholders, whether in person or by proxy, will constitute (1) waiver of any objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) waiver of any objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
ARTICLE VII
OFFICERS
7.01    Number. The board of directors shall elect or appoint a president, a secretary, and a treasurer, and may select a chairperson of the board of directors and one or more vice presidents, assistant secretaries, or assistant treasurers, and other officers as it shall deem appropriate. The chairperson of the board of directors, or the president if no chairperson has been selected, shall be a member of the board of directors. Any two or more of the preceding offices, except those of president and vice president, may be held by the same person.
7.02    Term of Office, Resignation, and Removal. An officer shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. An officer may resign by written notice to the Corporation. The resignation is effective on its receipt by the Corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the board of directors with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights.
7.03    Vacancies. The board of directors may fill any vacancies in any office occurring for whatever reason.
7.04    Authority. All officers, employees, and agents of the Corporation shall have the authority and perform the duties to conduct and manage the business and affairs of the Corporation that may be designated by the board of directors and these bylaws.
ARTICLE VIII
DUTIES OF OFFICERS
8.01    Chairperson of the Board. The chairperson of the board of directors, if the office is filled, shall preside at all meetings of the shareholders and of the board of directors at which the chairperson is present unless otherwise determined by the board of directors pursuant to Section 4.10.
8.02    President. The president shall be the chief executive officer of the Corporation. The president shall see that all orders and resolutions of the board of directors are carried into effect, and the president shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations held by the Corporation. In the absence or disability of the chairperson of the board of directors, or if that office has not been filled, the president also shall perform the duties of the chairperson of the board of directors as set forth in these bylaws.
8.03    Vice Presidents. The vice presidents, in order of their seniority, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform any other duties that the board of directors or the president may from time to time prescribe.

8.04    Secretary. The secretary shall attend all meetings of the board of directors and shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose; shall give or cause to be given notice of all meetings of the shareholders and the board of directors; and shall keep in safe custody the seal of the Corporation, if any, and, when authorized by the board of directors, affix it to any instrument requiring it, and when so affixed it shall be attested to by the signature of the secretary or by the signature of the treasurer or an assistant secretary. The secretary may delegate any of the duties, powers, and authorities of the secretary to one or more assistant secretaries, unless the delegation is disapproved by the board of directors.
8.05    Treasurer. The treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the books of the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories that may be designated by the board of directors. The treasurer shall render to the president and directors, whenever they may require it, an account of his or her transactions as treasurer and of the financial condition of the Corporation. The treasurer may delegate any of his or her duties, powers, and authorities to one or more assistant treasurers unless the delegation is disapproved by the board of directors.
8.06    Assistant Secretaries and Treasurers. The assistant secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the secretary in case of the secretary’s absence or disability. The assistant treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the treasurer in case of the treasurer’s absence or disability. The assistant secretaries and assistant treasurers shall also perform the duties that may be delegated to them by the secretary and treasurer, respectively, and also the duties that the board of directors may prescribe.
ARTICLE IX
SPECIAL CORPORATE ACTS
9.01    Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange, and orders for payment of money of the Corporation shall be signed by the officer or officers or any other person or persons that the board of directors may from time to time designate.
9.02    Contracts and Conveyances. The board of directors of the Corporation may in any instance designate the officer(s) and/or agent(s) who shall have authority to execute any contract, conveyance, mortgage, or other instrument on behalf of the Corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the chairperson of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer and any assistant treasurer, or any one of them, may execute the instrument in the name and on behalf of the Corporation and may affix the corporate seal, if any, to it.
9.03    Voting Securities. Unless otherwise directed by the board, the president, any executive vice president and any senior vice president shall have full power and authority on behalf of the Corporation to act and to vote (grant a proxy to vote) on behalf of the Corporation at any meetings of security holders of corporations, limited liability companies and other entities in which the Corporation holds securities, and to execute in the name or on behalf of the Corporation one or more consents in lieu of meetings of such security holders. The board of directors by resolution from time to time may confer like power upon any other person or persons.
ARTICLE X
BOOKS AND RECORDS

10.01    Maintenance of Books and Records. The proper officers and agents of the Corporation shall keep and maintain the books, records, and accounts of the Corporation’s business and affairs, minutes of the proceedings of its shareholders, board of directors, and committees, if any, and the stock ledgers and lists of shareholders, as the board of directors shall deem advisable and as shall be required by the laws of the state of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records, and minutes may be kept within or without the state of Michigan in a place that the board of directors shall determine.
10.02    Reliance on Books and Records. In discharging his or her duties, a director or an officer of the Corporation, when acting in good faith, may rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:
(a)     One or more directors, officers, or employees of the Corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented;
(b)     Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person’s professional or expert competence; or
(c)    A committee of the board of directors of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.
A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes such reliance unwarranted.
ARTICLE XI
INDEMNIFICATION
11.01    Indemnification. Subject to all of the other provisions of Article XI, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, including any appeal, by reason of the fact that the person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, against expenses (including actual and reasonable attorney fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and incurred by him or her in connection with such action, suit, or proceeding, in each case to the maximum extent permitted by the Michigan Business Corporation Act (“MBCA”). The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any person otherwise entitled to indemnification hereunder (i) did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful, or (iii) received a financial benefit to which he or she is not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the MBCA or intentionally committed a criminal act.

11.02    Expenses of Successful Defense. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in

Section 11.01, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the director or officer shall be indemnified against actual and reasonable expenses (including attorney fees) incurred by the person in connection with the action, suit, or proceeding and any action, suit, or proceeding brought to enforce the mandatory indemnification provided by this Section 11.02.
11.03    Definitions. For purposes of Article XI only:
(a)    “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation that imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the Corporation or its shareholders;” and
(b)    “independent director” shall have the meaning set forth in Section 107 of the MBCA.
11.04    Contract Right; Limitation on Indemnity. The right to indemnification conferred in Article XI shall be a contract right and shall apply to services of a director or officer as an employee or agent of the Corporation as well as in the person’s capacity as a director or officer. No amendment of these bylaws or the articles of incorporation shall eliminate or impair a right to indemnification or to advancement of expenses established herein or therein with respect to any action or omission occurring prior to such amendment. Except as otherwise expressly provided in this Article XI, the Corporation shall have no obligations under Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by the person without authorization by the board of directors.
11.05    Determination That Indemnification Is Proper.
(a) Except as provided in Section 11.05(b), any indemnification under Section 11.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct provided by applicable law, and upon an evaluation of the reasonableness of expense and amounts paid in settlement. The determination and evaluation shall be made in any of the following ways:
(1)    By a majority vote of a quorum of the board of directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding;
(2)    If the quorum described in clause (1) above is not obtainable, then by majority vote of a committee of directors duly designated by the board of directors and consisting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit, or proceeding;
(3)    By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways: (i) by the board of directors or its committee in the manner prescribed in clause (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under clause (1) and a committee cannot be designated under clause (2), by the board of directors;
(4)     By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted; or

(5)    By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.
(b)    If the articles of incorporation of this Corporation include a provision eliminating or limiting the liability of a director pursuant to Section 209 of the MBCA, the Corporation shall indemnify a director for the expenses and liabilities described in this paragraph without a determination that the director has met the standard of conduct set forth in the MBCA, but no indemnification may be made except to the extent authorized in Section 564c of the MBCA, if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the MBCA, or intentionally violated criminal law. In connection with an action or suit by or in the right of the Corporation, indemnification may be for expenses, including attorneys’ fees, actually and reasonably incurred. In connection with an action, suit or proceeding other than one by or in the right of the Corporation, indemnification may be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.
11.06    Authorizations of Payment. Authorizations of payment under Section 11.01 shall be made in any of the following ways:
(a)    by the board of directors:
(1)    if there are two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum) or by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;
(2)    if the Corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum); or
(3)    if there are no independent directors and fewer than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by the vote necessary for action by the board of directors in accordance with Section 5.07, in which authorization all directors may participate; or
(b)    by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.
11.07    Proportionate Indemnity. If a person is entitled to indemnification under Section 11.01 for a portion of expenses, including attorney fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.
11.08    Expense Advance. The Corporation shall pay or reimburse the reasonable expenses incurred by a person referred to in Section 11.01 who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if the person furnishes the Corporation a written undertaking executed personally, or on his or her belief, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, if any, required by the MBCA for the indemnification of the person under the circumstances. The Corporation shall make an evaluation of reasonableness under this Section 11.08 as specified in Section 11.05, and shall make an authorization in the manner specified in Section

11.06, unless the advance is mandatory. The Corporation may make an authorization of advances with respect to a proceeding and a determination of reasonableness of advances or selection of a method for determining reasonableness in a single action or resolution covering an entire proceeding. A provision in the articles of incorporation, these bylaws, a resolution by the board of directors or the shareholders, or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise.
11.09    Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this article is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.
11.10    Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of Article XI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
11.11    Former Directors and Officers. The indemnification provided in Article XI continues for a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of the person.
11.12    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify the person against the liability under these bylaws or the laws of the state of Michigan. If the articles of incorporation of this Corporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the MBCA, such insurance may be purchased from an insurer owned by the Corporation, but such insurance may insure against monetary liability to the Corporation or its shareholders only to the extent to which the Corporation could indemnify the director under Section 11.05.
11.13    Changes in Michigan Law. If there is any change of the Michigan statutory provisions applicable to the Corporation relating to the subject matter of Article XI, then the indemnification to which any person shall be entitled under this article shall be determined by the changed provisions, but only to the extent that the change permits the Corporation to provide broader indemnification rights than the provisions permitted the Corporation to provide before the change. Subject to Section 11.14, the board of directors is authorized to amend these bylaws to conform to any such changed statutory provisions.
11.14    Amendment or Repeal of Article XI. No amendment or repeal of Article XI shall apply to or have any effect on any director or officer of the Corporation for or with respect to any acts or omissions of the director or officer occurring before the amendment or repeal.
11.15    Enforcement of Rights. Any determination with respect to indemnification or payment in advance of final disposition under this Article XI shall be made promptly, and in any event within 30 days, after written request to the corporation by the person seeking such indemnification or payment. If it is determined that such indemnification or payment is proper and if such indemnification or payment is authorized (to the extent such authorization is required) in accordance with this Article XI, then such indemnification or payment in advance of final disposition under this Article XI shall be made promptly, and in any event within 30 days after such determination has been made, such authorization that may be required has been given and any conditions precedent to such indemnification or payment set forth in this Article XI, the articles of incorporation or applicable law have been satisfied. The rights granted by this Article XI shall be enforceable by such person in any court of competent jurisdiction.
ARTICLE XII
AMENDMENTS
12.01    Amendments. The bylaws of the Corporation may be amended, altered, or repealed, in whole or in part, by the shareholders or by the board of directors, provided that notice of any meeting at which an amendment, alteration or repeal would be acted upon shall include notice of the proposed amendment, alteration or repeal.
As adopted by the board of directors on February 24, 2015